EXHIBIT 32.1

CERTIFICATION  OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VirnetX Holding Corporation (the “Company”) on Form 10-Q for the quarter ended June 30, 2024 as filed with the Securities and Exchange Commission on August 14, 2024 (the “Report”), I, Kendall Larsen, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kendall Larsen
Kendall Larsen
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 14, 2024